Exhibit 4(cc)

                             VARIABLE ANNUITY RIDER


Rider Date:  [July 1, 2006]

Rider Charge:  [1.50]% - [Single Life]


This rider is made a part of the Contract to which it is attached. Except as stated in this rider, it is subject to the provisions contained in the Contract. Coverage under this rider begins on the Rider Date as shown above.

This optional rider provides that the Owner may withdraw as a benefit under this rider an amount up to the Maximum Annual Withdrawal Amount (MAW) for a period of time or for the lifetime(s) of the Single Life or Joint Lives, if applicable, if certain conditions are met as described below. The sole purpose of the Guaranteed Amount is to determine the minimum withdrawal benefit and Rider Charge, and is not used to determine the amount of any other benefit. The Owner should consult their tax advisor to determine if the benefit provided by this rider is appropriate for their circumstances.


                                   Definitions

Benefit Year
Each 12 month period starting with the Rider Date and each Rider Date anniversary thereafter, or starting with the date of any Owner elected reset of the Guaranteed Amount and each reset anniversary thereafter, if applicable.

Guaranteed Amount (GA)
The total amount guaranteed to be available for future periodic Withdrawals.

Joint Lives
The two natural persons whose lives will be used to determine the benefits under this rider if the Joint Lives option is elected by the Owner. These persons named on or before the Rider Date must be Spouses at the time this rider is elected. The Joint Lives may not be changed on or after the Rider Date except as described below. The Annuitant will be one of the Joint Lives if the Owner is a non-natural person.

Purchase Payments
Amounts paid into the Contract by the Owner including Bonus Credits, if any, before deduction of any applicable charges.

Single Life
The natural person whose life will be used to determine the benefits under this rider if the Single Life option is elected by the Owner. The Single Life may not be changed on or after the Rider Date except as described below. The Annuitant will be the Single Life if the Owner is a non-natural person.

Spouse
An individual who would be recognized as a Spouse under federal law.

Waiting Period
The period of time until lifetime Withdrawals may begin which is the later of `a' or `b' where:

     `a' is [5] years from the Rider Date; and `b' is when the Single Life is [70] or when the youngest of the Joint Lives is [70], if applicable.

Withdrawal
Withdrawal means the gross amount of the withdrawal before any applicable charges and/or Interest Adjustment/Market Value Adjustment.


                             Guaranteed Amount (GA)

If the Rider Date is on the Contract Date, then the GA will be equal to the initial Purchase Payment. If the Rider Date is not on the Contract Date, then the GA will be equal to the Contract Value on the Rider Date.

The GA is subject to a $[10,000,000] maximum of the combined GA values for all of the Owner's LNY annuity contracts, including annuity contracts with an affiliated company.

Adjustment for Additional Purchase Payments
Upon receipt of a Purchase Payment after the Rider Date, the GA will be recalculated on the Valuation Date following receipt of the Purchase Payment to equal the GA immediately prior to receipt of the additional Purchase Payment, plus the additional Purchase Payment. If the Contract Value reduces to zero, then no additional Purchase Payments will be allowed. While this rider is in effect, LNY will not allow additional Purchase Payments after the first anniversary of the Rider Date if the cumulative additional Purchase Payments exceed $100,000.

Adjustment for Withdrawals
Each Withdrawal from the Contract will reduce the GA. Upon each Withdrawal from the Contract, if the cumulative dollar amount withdrawn (including the current Withdrawal) from the Contract in the current Benefit Year is:

a.   less than or equal to the MAW; or
b. from a Qualified Contract and is greater than the MAW, but is the result of systematic monthly or quarterly installments withdrawn via LNY's automatic withdrawal service of the amount needed to satisfy the required minimum distribution as determined by LNY in accordance with the IRC Section 401(a)(9), as amended from time to time, for the Contract to which this rider is attached;

then the GA will be reduced by an amount equal to the Withdrawal.

If such cumulative Withdrawals fail to meet the requirements of `a' or `b' above, the GA will be [reduced to the lesser of:

a.   the Contract Value immediately following the Withdrawal; or
b. the GA immediately prior to the Withdrawal less the amount of the Withdrawal, but not less than zero.]

See Examples 1, 2, 3 and 4 in the Table of Examples attached to this rider.

Automatic Reset of the GA
On the first Valuation Date of each Benefit Year, the GA will automatically reset to equal the Contract Value if each of the following conditions are met:

a. The Benefit Year anniversary is on or before the [10th] Benefit Year anniversary following the later of:
     1. the Rider Date; or
     2. the most recent Owner Election to Reset the GA.

b. The Contract Value on the first Valuation Date of each Benefit Year after the deduction of any Withdrawal, the Rider Charge and Contract Fee, if any, and the addition of any Purchase Payments, is greater than the GA as of the immediately preceding Valuation Date.

c. The Owner is still living, or the spouse of the deceased Owner as the Beneficiary has assumed ownership of the Contract.

See Example 1and 2 in the Table of Examples attached to this rider.

Owner Election to Reset the GA
After the [10th] Benefit Year anniversary following the later of the Rider Date or most recent Owner Election to Reset the GA, the Owner may elect to reset the GA if each of the following conditions are met:

a.   Each Owner and Annuitant is under age [81].
b. Each Owner is still living, or the spouse of the Owner who was the Beneficiary has assumed ownership of the Contract and is under age [81].

The reset of the GA will be effective on the next Valuation Date following receipt of the Notice. On that date, the GA will be reset to the greater of:

a. the Contract Value on the Valuation Date of the GA reset; or b. the GA on the immediately prior Valuation Date.

If the Owner elects to reset the GA, the Benefit Year will restart.

After a reset of the GA, Automatic Resets will begin and any subsequent Purchase Payments or Withdrawals will continue to adjust the GA as described above.

LNY may restrict Owner Elections to Reset the GA to anniversaries of the Benefit Year. An Owner will be given at least 30 days advanced written notice if LNY decides to invoke such restriction. In such event, notification, in a form acceptable to LNY, of the Owner's election to reset the GA must be received by LNY at least [30] days prior to the Benefit Year anniversary.

Upon an Owner Election to Reset the GA, the Rider Charge may change as described in the Rider Charge provision but will not exceed the guaranteed maximum charge for this rider.


                     Maximum Annual Withdrawal (MAW) Amount

The MAW as a benefit is an amount that may be withdrawn from the Contract by the Owner each year. On the Rider Date, the MAW is equal to [5]% of the GA. The MAW will be adjusted as described below. If no Withdrawals are made during the Waiting Period, as long as the MAW is greater than zero, then the MAW will continue during the lifetime(s) of the Single Life or Joint Lives, if applicable.

Except as described below, if a Withdrawal is made during the Waiting Period, then the MAW is available only as long as the GA is greater than zero.

If a Withdrawal is made during the Waiting Period, the Owner may make a one-time election to recalculate the MAW to a lesser amount so that it will be paid for the lifetime(s) of the Single Life or Joint Lives (if applicable) if all of the following occur:

a. Notice must be provided to LNY at least [30] days prior to the Benefit Year anniversary to reset the MAW to last for a lifetime(s);
b.   the Waiting Period has expired; and
c. it is less than [10] years since the Rider Date or the most recent Owner Election to Reset the GA or the Owner elects to reset the GA.

On the first Valuation Date of the Benefit Year following receipt of the Notice, the MAW will be reset to [5]% of the GA.

See Example 4 in the Table of Examples attached to this rider.

If an Automatic Reset of the GA or Owner Election to Reset the GA has occurred after the Waiting Period which causes the MAW to be greater than or equal to the MAW immediately prior to the Reset, then the MAW will continue during the lifetime(s) of the Single Life or Joint Lives, if applicable, as long as the MAW is greater than zero.

See Example 5 in the Table of Examples attached to this rider.

Adjustment for Additional Purchase Payments
If an additional Purchase Payment is accepted, the MAW will be recalculated and will be equal to the sum of [5]% of the additional Purchase Payment plus the MAW immediately prior to receipt of the additional Purchase Payment.

Adjustment for Withdrawals
Upon each Withdrawal from the Contract, if the cumulative dollar amount withdrawn (including the current Withdrawal) from the Contract in the current Benefit Year is:

a.   less than or equal to the MAW ; or
b. from a Qualified Contract and is greater than the MAW, but is the result of systematic monthly or quarterly installments withdrawn via LNY's automatic withdrawal service of the amount needed to satisfy the required minimum distribution as determined by LNY in accordance with the IRC Section 401(a)(9), as amended from time to time, for the Contract Value, then the MAW will remain unchanged.

If such cumulative Withdrawals fail to meet the requirements of `a' or `b' above, the MAW will be [the least of:

a.   the MAW immediately prior to the Withdrawal; or
b.   the greater of:
     1. [5]% of the adjusted GA immediately following the Withdrawal; or
     2. [5]% of the Contract Value immediately following the Withdrawal; or
c.   the new GA. If the new GA equals zero, this rider will terminate.]

See Examples 1, 2, 3 and 4 in the Table of Examples attached to this rider.

Adjustment for Automatic Reset of GA or Owner Election to GA
The MAW will reset on the Valuation Date of any Reset of the GA to equal the greater of:

a.   the MAW immediately prior to the reset of the GA; or
b.   [5]% of the reset GA.

Contract Value Reduces to Zero
If your Contract Value Reduces to Zero, the Withdrawals will continue for the lifetime(s) of the Single Life or Joint Lives, if applicable, if a lifetime MAW is in effect. Otherwise, Withdrawals will continue until the GA is reduced to zero. The Owner is entitled to receive equal Withdrawals such that the sum of the Withdrawals in a 12 month period equals the current MAW (this may require a final partial Withdrawal). The Owner may elect to receive Withdrawals at any frequency LNY offers, but will be no less frequently than annually.


                            Death of the Single Life

Upon the death of the Single Life, the lifetime payout of the MAW, if applicable, will end. If the Contract is continued the MAW will continue to the Beneficiary until the GA, if any, is zero. If the Contract Value equals zero, no other Death Benefit will be paid.

[If the surviving spouse assumes the Contract and becomes the new Owner and the Contract Value is greater than zero, the surviving spouse can choose to become the Single Life [if under age [81]] at the then current Single Life charge. On the date the surviving spouse chooses to become the Single Life the following occurs:

a.   a new Benefit Year begins;
b. if the surviving spouse is under age [81] a new period for the Automatic Reset of the GA begins;
c.   the new GA will equal the Contract Value; and
d.   the new MAW will be [5]% of the new GA.

A new Waiting Period will not be imposed if the Single Life is added within [1] year of death of the prior Single Life. A new Waiting Period will apply if the election occurs more than [1] year after the death of the original Single Life.]


                              Death of Joint Lives

Upon the first death of a Joint Life, the MAW will continue for the life of the surviving Joint Life if in effect. If the Contract Value equals zero, no other Death Benefit will be paid.

[As an alternative, the surviving Joint Life[, if under age [81],] may choose to elect the Single Life version at the then current Single Life charge if the Contract Value is greater than zero. On the date the surviving Joint Life chooses to become the Single Life the following occurs:

a.   a new Benefit Year begins;
b. if the surviving spouse is under age [81] a new period for the Automatic Reset of the GA begins;
c.   the new GA will equal the Contract Value; and
d.   the new MAW will be [5]% of the new GA.

A new Waiting Period will not be imposed if the Single Life is added within [1] year of death of a Joint Life. A new Waiting Period will apply if the election occurs more than [1] year after the death of a Joint Life.] Upon the death of the second Joint Life, the lifetime payout of the MAW, if applicable, will end. If the Contract is continued the MAW will continue to the Beneficiary until the GA, if any, is zero. If the Contract Value equals zero, no other Death Benefit will be paid.


                                  Rider Charge

The annual charge for this rider on the Rider Date is equal to the rate shown above as the Rider Charge. This charge may change as described below but will never exceed the guaranteed maximum charge of [1.50]%.

An amount equal to the quarterly Rider Charge multiplied by the GA will be deducted from the Contract Value on the first Valuation Date of every third month following the later of the Rider Date or the most recent Owner Election to Reset the GA. The quarterly Rider Charge is the annual Rider Charge divided by four. This amount will be deducted from each Variable Subaccount on a pro-rata basis. The rider charge will not be deducted from any Fixed Account. A pro-rata Rider Charge amount will be deducted upon an Owner Election to Reset the GA and upon a change from a Joint Life to a Single Life after a death or divorce and when a surviving spouse is added as a Single Life.

Upon an Owner Election to Reset the GA and upon a change from a Joint Life to a Single Life after a death or divorce and when a surviving spouse is added as a Single Life the annual Rider Charge will become the current charge in effect for new purchases of this rider at the time of the reset, not to exceed the guaranteed maximum charge. The annual Rider Charge will not change upon an Automatic Reset of the GA.

The Rider Charge will be discontinued upon the first of any of the following events to occur:

a.   termination of this rider as described below; or
b.   the Contract Value is zero.


                                     Waiver

Waiver of Contingent Deferred Sales Charge or CDSC / Surrender Charge (if applicable)
If the cumulative dollar amount withdrawn (including the current Withdrawal) from the Contract in the current Benefit Year is less than or equal to the MAW, no Contingent Deferred Sales Charge or CDSC/Surrender Charge will apply to the amounts withdrawn. Otherwise, the excess of the withdrawn amounts over the MAW will be subject to any applicable Contingent Deferred Sales Charge or CDSC/Surrender Charge to the extent that the total amount in the Contract Year exceeds the Free Withdrawal Amount for that year.

Waiver of Interest Adjustment/Market Value Adjustment (if applicable)
If the cumulative dollar amount withdrawn (including the current Withdrawal) from the Contract in the current Benefit Year is less than or equal to the MAW, no Interest Adjustment/Market Value Adjustment will apply to the amounts withdrawn; otherwise, the excess of the withdrawn amounts over the MAW will be subject to Interest Adjustment/Market Value Adjustment.


                                     General

Assignments
While this rider is in effect, the Owner may not sell or assign the Contract, nor may it be discounted or pledged as collateral for a loan or as a security for the performance of an obligation or any other purpose.

Termination of this Rider
The Owner may terminate this rider by Notice any time after the later of:

a.   the [5th] Benefit Year anniversary following the Rider Date; or
b. the [5th] Benefit Year anniversary following the most recent Owner Election to Reset the GA.

The rider will also terminate as follows:

a.   on the Annuity Commencement Date;
b.   on the date the Contract to which this rider is attached terminates;
c. on the date the Owner or Annuitant is changed, except when the Contract is assumed by the Spouse as the beneficiary of the deceased Owner;
d. on the death of the Single Life or last surviving Joint Life if the GA is equal to zero; or
e.   on the date the GA and MAW equals zero as the result of a Withdrawal.

Upon termination of this rider, the benefits and charges within this rider will terminate. A pro-rata amount of the Rider Charge will be deducted upon termination of this rider or upon the termination of the Contract.


              Lincoln Life & Annuity Company of New York


                      [[GRAPHIC OMITTED]]

                                Table of Examples

The following examples are provided to show how Purchase Payments and Withdrawals made under the Contract prior to the Annuity Date may affect the values and benefits under this rider over time. These examples are not meant to represent future benefits or returns under this rider.

Example # 1 - Withdrawal not exceeding Maximum Annual Withdrawal (MAW) Amount The values shown below are basd on the following assumptions:
o Initial Purchase Payment = $100,000
o Rider Date = Contract Date
o No subsequent Purchase Payments
o Annual Net Return = 5% (the gross return minus all contract changes; including rider charges)
o $4,000 Withdrawal is taken at end of Benefit Year 1 and Benefit Year 2

----------- -------------------------- ------------------------- ------------------------- ------------- ------------ -------------
                                                                      Maximum Annual                                  Recalculate
 Benefit                                                             Withdrawal Amount       Withdrawal    Automatic     MAW for
  Year          Contract Value           Guaranteed Amount                                   Amount        Reset       Lifetime
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
             Begin Year    End Year    Begin Year    End Year    Begin Year    End Year
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
  Issue       $100,000        N/A       $100,000        N/A        $5,000         N/A          N/A           N/A          N/A
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
    1         $105,000     $101,000     $100,000     $101,000      $5,000       $5,050        $4,000         Yes          N/A
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
    2         $106,050     $102,050     $101,000     $102,050      $5,050       $5,103        $4,000         Yes          N/A
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------

Because each $4,000 Withrawal does not cause the cumulative dollar amount withdrawn (including current withdrawal) in the current Benefit Year to exceed the MAW:

a.  The Guaranteed Amount is reduced by the amount of the Withdrawal; and
b.  The Maximum Annual Withdrawal (MAW) Amount is unchanged

In Benefit Year 1, since the Contract Value is ($101,000) is higher than the Guaranteed Amount ($96,000) on the first valuation date of the Benefit Year, the Guaranteed Amount is reset to the Contract Value. The MAW is increased because 5% of the new Guaranteed Amount is greater than the current MAW (5% x 101,000 = $5,050).


Example # 2 - Withdrawal Exceeding Maximum Annual Withdrawal (MAW) Amount The values shown below are based on the following assumptions: o Initial Purchase Payment = $100,000 o Rider Date = Contract Date o No subsequent Purchase Payments
o Annual Net Return = 5% (the gross return minus all contract changes; including rider charges) o $6,000 Withdrawal is taken at end of Benefit Year 1 and Benefit Year 2

----------- -------------------------- ------------------------- ------------------------- ------------- ------------ -------------
  Benefit          Contract Value           Guaranteed Amount           Maximum Annual        Withdrawal    Automatic   Recalculate
   Year                                                               Withdrawal Amount         Amount        Reset       MAW for
                                                                                                                        Lifetime
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
             Begin Year    End Year    Begin Year    End Year    Begin Year    End Year
------------ ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
  Issue       $100,000        N/A       $100,000        N/A        $5,000         N/A          N/A           N/A          N/A
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
    1         $105,000      $99,000     $100,000      $99,000      $5,000       $4,950        $6,000         Yes          N/A
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
    2         $103,950      $97,950      $99,000      $97,950      $4,950       $4,898        $6,000         Yes          N/A
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------

Because each $6,000 Withrawal does cause the cumulative dollar amount withdrawn (including current withdrawal) in the current Benefit Year to exceed the MAW:

a.   the Guaranteed Amount will equal the least of:
     1.   The Contract Value immediately following the Withdrawal
          ($105,000 - $6,000 = $99,000); or
     2. The Guaranteed Amount immediately prior to the Withdrawal less the amount of the Withdrawal, but not less than zero
          ($100,000 - $6,000 = $94,000).

b.   the Maximum Annual Withdrawal (MAW) Amount will equal the least of:
     1. The MAW prior to the Withdrawal ($5,000);
     2. The greater of:
          a) 5% of the adjusted Guaranteed Amount immediately following the Withdrawal (5% x 94,000 = $4,700); or
          b) 5% of the Contract Value immediately following the Withdrawal (5% x $99,000 = $4,950). ; or
     3. The new Guaranteed Amount ($94,000).

In Benefit Year 1, since the Contract Value ($99,000) is higher than the Guaranteed Amount ($94,000) on the first valuation date of the Benefit Year, the Guaranteed Amount is reset to the Contract Value. The MAW is unchanged because 5% of the Guaranteed Amount (5% x $99,000 = $4,950) is not greater than the MAW prior to the Reset.

Example # 3 - Withdrawal Exceeding Maximum Annual Withdrawal (MAW) Amount The values shown below are based on the following assumptions:
o Initial Purchase Payment = $100,000
o Rider Date = Contract Date
o No subsequent Purchase Payments
o Annual Net Return = -5% (the gross return minus all contract changes; including rider charges)
o $6,000 Withdrawal is taken at end of Benefit Year 1 and Benefit Year 2

----------- -------------------------- ------------------------- ------------------------- ------------- ------------ -------------
 Benefit          Contract Value           Guaranteed Amount           Maximum Annual        Withdrawal    Automatic   Recalculate
  Year                                                               Withdrawal Amount         Amount        Reset       MAW for
                                                                                                                        Lifetime
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
             Begin Year    End Year    Begin Year    End Year    Begin Year    End Year
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
  Issue       $100,000        N/A       $100,000        N/A        $5,000         N/A          N/A           N/A          N/A
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
    1         $95,000       $89,000     $100,000      $89,000      $5,000       $4,450        $6,000         No           N/A
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
    2         $84,550       $78,550      $89,000      $78,550      $4,450       $3,928        $6,000         No           N/A
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------

Because each $6,000 Withrawal does cause the cumulative dollar amount withdrawn (including current withdrawal) in the current Benefit Year to exceed the MAW:

a.   the Guaranteed Amount will equal the least of:
     1.   The Contract Value immediately following the Withdrawal
          ($95,000 - $6,000 = $89,000); or
     2. The Guaranteed Amount immediately prior to the Withdrawal less the amount of the Withdrawal, but not less than zero
          ($100,000 - $6,000 = $94,000).
b.   the Maximum Annual Withdrawal (MAW) Amount will equal the least of:
     1. The MAW prior to the Withdrawal ($5,000);
     2. The greater of:
          a) 5% of the adjusted Guaranteed Amount immediately following the Withdrawal (5% x 89,000 = $4,450); or
          b) 5% of the Contract Value immediately following the Withdrawal (5% x $89,000 = $4,450). ; or
     3. The new Guaranteed Amount ($94,000).


Example # 4 - If a Withdrawal is made during the Waiting Period, the Owner may make a one-time election to recalculate the MAW to a lesser amount so that it will be paid for the lifetime(s) of the Single Life or Joint Lives (if applicable) if all of the following occur:
The values shown below are basd on the following assumptions:
o Initial Purchase Payment = $100,000
o Issue Age 62
o Rider Date = Contract Date
o No subsequent Purchase Payments
o Annual Net Return = -6% (the gross return minus all contract changes; including rider charges)
o Owner takes Withdrawal equal to the MAW each benefit year

----------- -------------------------- ------------------------- ------------------------- ------------- ------------ -------------
  Benefit        Contract Value           Guaranteed Amount           Maximum Annual        Withdrawal    Automatic   Recalculate
   Year                                                             Withdrawal Amount         Amount        Reset       MAW for
                                                                                                                        Lifetime
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
             Begin Year    End Year    Begin Year    End Year    Begin Year    End Year
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
  Issue        Issue       $100,000        N/A       $100,000        N/A        $5,000         N/A           N/A          N/A
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
    1         $94,000       $89,000     $100,000      $95,000      $5,000       $5,000        $5,000         No           N/A
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
    2         $83,660       $78,660      $95,000      $90,000      $5,000       $5,000        $5,000         No           N/A
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
    3         $73,940       $68,940      $90,000      $85,000      $5,000       $4,250        $5,000         No          Owner
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
    4         $64,804       $60,554      $85,000      $80,750      $4,250       $4,250        $4,250         No           N/A
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------

The owner takes Withdrawals during the Waiting Period. At the end of the Waiting Period, the owner elects to recalculate (5% x 85,000 = $4,250) the MAW to a lessor amount so it will paid for the lifetime of the Single Life.

Example # 5 - If an Automatic Reset of the Guaranteed Amount has occurred after the Waiting Period which causes the MAW to be greater than or equal to the MAW immediately prior to the Reset, then the MAW will continue during the lifetime(s) of the Single Life or Joint Lifes, if applicable, as long as the MAW is greater than zero.

The values shown below are based on the following assumptions:
o Initial Purchase Payment = $100,000
o Issue Age 62
o Rider Date = Contract Date
o No subsequent Purchase Payments
o Annual Net Return = 6% (the gross return minus all contract changes; including rider charges)
o Owner takes Withdrawal equal to the MAW each benefit year

----------- -------------------------- ------------------------- ------------------------- ------------- ------------ -------------
  Benefit         Contract Value           Guaranteed Amount           Maximum Annual        Withdrawal    Automatic   Recalculate
   Year                                                             Withdrawal Amount         Amount        Reset       MAW for
                                                                                                                        Lifetime
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
             Begin Year    End Year    Begin Year    End Year    Begin Year    End Year
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
  Issue       $100,000        N/A       $100,000        N/A        $5,000         N/A          N/A           N/A          N/A
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
    1         $106,000     $101,000     $100,000     $101,000      $5,000       $5,050        $5,000         Yes          N/A
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
    2         $107,060     $102,010     $101,000     $102,010      $5,050       $5,101        $5,050         Yes          N/A
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
    3         $108,131     $103,030     $102,010     $103,030      $5,101       $5,152        $5,101         Yes       Automatic
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------
    4         $109,212     $104,060     $103,030     $104,060      $5,152       $5,203        $5,152         Yes          N/A
----------- ------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------ -------------

The owner takes Withdrawals during the Waiting Period. At the end of the Waiting Period, the Guaranteed Amount Resets to $103,030 causing the MAW to increase from $5,101 to $5,152. Since the Waiting Period has expired and the Reset of the Guaranteed Amount caused the MAW be greater than or equal to the prior MAW immediately prior to the Reset, the MAW will last a lifetime.